Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	January 21, 2016		574-235-2000

1st Source Corporation Reports Earnings,
History of Increased Dividends Continues

South Bend, IN - 1st Source Corporation (NASDAQ:SRCE), parent company of 1st Source Bank, today announced net income of $57.49 million for the year of 2015, compared to $58.07 million in 2014. Fourth quarter net income was $14.42 million, compared to $15.00 million in the fourth quarter of 2014. The 2014 results included $3.30 million of one-time tax benefits of which $2.12 million was in the fourth quarter. These benefits were the result of a resolution of uncertain tax positions due to settlements with taxing authorities and the lapse of the applicable statute of limitations.
Diluted net income per common share for the year was $2.17 unchanged from a year earlier. Diluted net income per common share for the fourth quarter was $0.55, compared to $0.57 per common share reported in the fourth quarter of the previous year. (All share and per share information has been adjusted for a 10% stock dividend declared on July 22, 2015 and issued on August 14, 2015, unless otherwise noted.)
At its January 2016 meeting, the 1st Source Board of Directors approved a cash dividend of $0.18 per common share. The cash dividend is payable on February 12, 2016 to shareholders of record on February 1, 2016. Cash dividends for 2015 increased 4.03% over the previous year.
According to Christopher J. Murphy, III, Chairman, "While fourth quarter earnings did not conclude as strongly as I had hoped, I am pleased with the continued steady growth over the prior year with total loans and leases up 8.30%, total deposits up 8.84%, and total assets up 7.41%. The fourth quarter was negatively impacted by costs associated with the issuance of debit cards with the new, more secure embedded EMV chip which our customers are receiving this year. For the year, we saw steady growth across the board offset by an increase in noninterest expense as we continued our long-term focus of investing in our banking centers, information technology and our people. We also experienced an increase in employee health care costs. That said, I am proud that 1st Source Corporation continued adding to our record of consecutive dividend growth now with a 28th year!"
"Also, we ended the year by opening two new banking centers, one in downtown Kalamazoo, Michigan and another in a well-developed area of Valparaiso, Indiana. In Valparaiso we consolidated two outdated and less convenient facilities into one. As a result we look forward to growing in these markets in the coming years. We also received the Small Business Administration's Community Lender Award for producing the highest volume of SBA loans throughout the state, among banks of our size. It is an honor to receive this recognition for the third straight year. As always we remain focused on helping our clients achieve security, build wealth and realize their dreams," Murphy concluded.
Total assets at the end of 2015 were $5.19 billion, up 7.41% from the same period last year. Total loans and leases at December 31, 2015 were $3.99 billion, up 8.30%, and total deposits at December 31, 2015 were $4.14 billion, up 8.84% from the same period last year. As of December 31, 2015, the common equity-to-assets ratio was 12.41%, compared to 12.72% at December 31, 2014 and the tangible common equity-to-tangible assets ratio was 10.96% at December 31, 2015 compared to 11.15% at December 31, 2014.
The net interest margin was 3.61% for the fourth quarter of 2015 unchanged from the same period in 2014. The net interest margin was 3.60% for the year ending December 31, 2015 versus 3.59% for the year ending December 31, 2014. Tax-equivalent net interest income was $43.67 million for the fourth quarter of 2015, up 5.77% compared to $41.29 million for 2014’s fourth quarter. For the twelve months of 2015, tax-equivalent net interest income was $168.22 million, up 3.73% compared to $162.17 million for the twelve months of 2014.
Reserve for loan and lease losses as of December 31, 2015 was 2.21% of total loans and leases, compared to 2.31% as of December 31, 2014. We achieved net recoveries of $0.50 million for the fourth quarter 2015, compared to net charge-offs of $1.51 million in the fourth quarter 2014. Net recoveries for the full year were $0.88 million in 2015 compared to charge-offs of $2.17 million in 2014. There was no provision for loan and lease losses in the fourth quarter of 2015, compared with recovery of provision for loan and leases losses of $0.82 million for the same period in 2014. For the twelve months of 2015, the provision for loan and lease losses was $2.16 million compared with $3.73 million for the twelve months of 2014. The ratio of nonperforming assets to net loans and leases improved to 0.50% on December 31, 2015, compared to 1.13% on December 31, 2014.
Noninterest income for the fourth quarter of 2015 was $20.90 million, up 5.16% compared to $19.88 million for the fourth quarter of 2014. For the year, noninterest income was $83.32 million, up 6.97% from $77.89 million in 2014. Noninterest income increased primarily as a result of higher equipment rental income.
Noninterest expense for the fourth quarter of 2015 was $41.74 million, down slightly compared to $41.99 million for the fourth quarter of 2014. For the year ending December 31, 2015, noninterest expense was $159.11 million, up 6.05% from $150.04 million one year ago. Noninterest expense increased primarily as a result of higher salary and employee benefits and depreciation on leased equipment. Salaries expense increased due to more full-time equivalent employees related to opening three new banking centers in 2014, one new banking center in 2015 and filling other open positions. Employee benefits expense was up as a result of higher group insurance claims experience in 2015. Depreciation on leased equipment was higher as a result of an increase in the average equipment rental portfolio.
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 81 community banking centers in 17 counties, 8 trust and wealth management locations, 10 1st Source Insurance offices, as well as 22 specialty finance locations nationwide.
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. 1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2015 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
END OF PERIOD BALANCES
Assets			$5,187,916	$4,829,958
Loans and leases			3,994,692	3,688,574
Deposits			4,139,186	3,802,860
Reserve for loan and lease losses			88,112	85,068
Intangible assets			84,676	85,371
Common shareholders' equity			644,053	614,473

AVERAGE BALANCES
Assets	$5,134,594	$4,839,479	$4,994,208	$4,806,805
Earning assets	4,792,553	4,536,441	4,668,811	4,513,631
Investments	785,903	812,497	786,980	822,021
Loans and leases	3,959,468	3,651,994	3,837,149	3,639,985
Deposits	4,100,913	3,844,239	3,961,060	3,777,743
Interest bearing liabilities	3,532,627	3,361,111	3,459,939	3,395,591
Common shareholders' equity	647,027	611,960	635,497	601,892

INCOME STATEMENT DATA
Net interest income	$43,211	$40,839	$166,521	$160,329
Net interest income - FTE	43,668	41,285	168,219	162,168
(Recovery of) provision for loan and lease losses	—	(820)	2,160	3,733
Noninterest income	20,902	19,876	83,316	77,887
Noninterest expense	41,744	41,991	159,114	150,040
Net income	14,417	14,996	57,486	58,069

PER SHARE DATA*
Basic net income per common share	$0.55	$0.57	$2.17	$2.17
Diluted net income per common share	0.55	0.57	2.17	2.17
Common cash dividends declared	0.180	0.164	0.671	0.645
Book value per common share	24.75	23.41	24.75	23.41
Tangible book value per common share	21.49	20.16	21.49	20.16
Market value - High	34.35	32.02	34.35	32.02
Market value - Low	29.35	25.45	26.95	25.05
Basic weighted average common shares outstanding	26,059,762	26,248,621	26,173,351	26,434,769
Diluted weighted average common shares outstanding	26,059,762	26,248,621	26,173,351	26,434,769

KEY RATIOS
Return on average assets	1.11%	1.23%	1.15%	1.21%
Return on average common shareholders' equity	8.84	9.72	9.05	9.65
Average common shareholders' equity to average assets	12.60	12.65	12.72	12.52
End of period tangible common equity to tangible assets	10.96	11.15	10.96	11.15
Risk-based capital - Common Equity Tier 1	12.39	N/A	12.39	N/A
Risk-based capital - Tier 1	13.65	14.57	13.65	14.57
Risk-based capital - Total	14.97	15.89	14.97	15.89
Net interest margin	3.61	3.61	3.60	3.59
Efficiency: expense to revenue	61.98	67.56	60.93	60.62
Net charge offs to average loans and leases	(0.05)	0.16	(0.02)	0.06
Loan and lease loss reserve to loans and leases	2.21	2.31	2.21	2.31
Nonperforming assets to loans and leases	0.50	1.13	0.50	1.13

ASSET QUALITY
Loans and leases past due 90 days or more			$122	$981
Nonaccrual loans and leases			12,718	34,602
Other real estate			736	1,109
Former bank premises held for sale			—	626
Repossessions			6,927	5,156
Equipment owned under operating leases			121	6
Total nonperforming assets			$20,624	$42,480

*Share and per share figures have been adjusted for 10% stock dividend declared July 22, 2015 and issued on August 14, 2015.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31, 2015	December 31, 2014
ASSETS
Cash and due from banks	$65,171	$64,834
Federal funds sold and interest bearing deposits with other banks	14,550	1,356
Investment securities available-for-sale (amortized cost of $781,232 and $776,057 at December 31, 2015 and 2014, respectively)	791,727	791,118
Other investments	21,973	20,801
Trading account securities	—	205
Mortgages held for sale	9,825	13,604
Loans and leases, net of unearned discount:
Commercial and agricultural loans	744,749	710,758
Auto and light truck	425,236	397,902
Medium and heavy duty truck	278,254	247,153
Aircraft financing	778,012	727,665
Construction equipment financing	455,565	399,940
Commercial real estate	700,268	616,587
Residential real estate	464,129	445,759
Consumer loans	148,479	142,810
Total loans and leases	3,994,692	3,688,574
Reserve for loan and lease losses	(88,112)	(85,068)
Net loans and leases	3,906,580	3,603,506
Equipment owned under operating leases, net	110,371	74,143
Net premises and equipment	53,191	50,328
Goodwill and intangible assets	84,676	85,371
Accrued income and other assets	129,852	124,692
Total assets	$5,187,916	$4,829,958
LIABILITIES
Deposits:
Noninterest bearing	$902,364	$796,241
Interest bearing	3,236,822	3,006,619
Total deposits	4,139,186	3,802,860
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	130,662	138,843
Other short-term borrowings	102,567	106,979
Total short-term borrowings	233,229	245,822
Long-term debt and mandatorily redeemable securities	57,379	56,232
Subordinated notes	58,764	58,764
Accrued expenses and other liabilities	55,305	51,807
Total liabilities	4,543,863	4,215,485
SHAREHOLDERS' EQUITY
Preferred stock; no par value	—	—
Common stock; no par value	436,538	346,535
Retained earnings	251,812	302,242
Cost of common stock in treasury	(50,852)	(43,711)
Accumulated other comprehensive income	6,555	9,407
Total shareholders' equity	644,053	614,473
Total liabilities and shareholders' equity	$5,187,916	$4,829,958

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Interest income:
Loans and leases	$44,019	$40,781	$168,766	$161,215
Investment securities, taxable	3,000	3,346	11,929	13,054
Investment securities, tax-exempt	731	803	2,992	3,269
Other	267	266	997	1,016
Total interest income	48,017	45,196	184,684	178,554

Interest expense:
Deposits	3,218	2,626	11,489	11,356
Short-term borrowings	103	101	484	541
Subordinated notes	1,055	1,055	4,220	4,220
Long-term debt and mandatorily redeemable securities	430	575	1,970	2,108
Total interest expense	4,806	4,357	18,163	18,225

Net interest income	43,211	40,839	166,521	160,329
(Recovery of) provision for loan and lease losses	—	(820)	2,160	3,733
Net interest income after provision for loan and lease losses	43,211	41,659	164,361	156,596

Noninterest income:
Trust fees	4,688	4,581	19,126	18,511
Service charges on deposit accounts	2,336	2,186	9,313	8,684
Debit card income	2,607	2,508	10,217	9,585
Mortgage banking income	1,111	1,420	4,570	5,381
Insurance commissions	1,318	1,388	5,465	5,556
Equipment rental income	6,000	4,615	22,302	17,156
Gains on investment securities available-for-sale	—	—	4	963
Other income	2,842	3,178	12,319	12,051
Total noninterest income	20,902	19,876	83,316	77,887

Noninterest expense:
Salaries and employee benefits	22,579	21,389	86,133	80,488
Net occupancy expense	2,466	2,387	9,768	9,311
Furniture and equipment expense	4,877	4,592	18,348	17,657
Depreciation - leased equipment	4,938	3,783	18,280	13,893
Professional fees	1,467	1,698	4,682	5,046
Supplies and communication	1,889	1,436	6,011	5,589
FDIC and other insurance	868	814	3,412	3,384
Business development and marketing expense	1,330	2,248	4,837	6,049
Loan and lease collection and repossession expense	182	962	667	1,102
Other expense	1,148	2,682	6,976	7,521
Total noninterest expense	41,744	41,991	159,114	150,040

Income before income taxes	22,369	19,544	88,563	84,443
Income tax expense	7,952	4,548	31,077	26,374

Net income	$14,417	$14,996	$57,486	$58,069

The NASDAQ Stock Market National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com